RESEARCH FRONTIERS CEO JOSEPH M. HARARY TO PRESENT
THE BENEFITS OF SPD-SMARTGLASS TO THE GLASS INDUSTRY
AT GLASSTEC CONFERENCE IN DUSSELDORF

Dusseldorf, Germany, October 20, 2014 – Research Frontiers (Nasdaq: REFR) President and CEO Joseph M. Harary will present the benefits and recent developments relating to Research Frontiers patented SPD-SmartGlass at the glass industry’s largest trade show, Glasstec 2014, which is being held from October 21-24, 2014 in Dusseldorf, Germany.

Mr. Harary’s presentation, titled “The Use and Benefits of Suspended Particle Device (SPD) SmartGlass Dynamic Window Tinting” will discuss the market, benefits and different types of smart glass technologies, and will highlight the distinctive performance characteristics of SPD-SmartGlass and how its use contributes to energy efficiency and user well-being. It will feature real-world uses of SPD-SmartGlass in the automotive, architectural, aerospace, marine and museum markets. The presentation is scheduled for October 21 at 3:00 PM local time in Dusseldorf and is part of the Engineered Transparency conference section of Glasstec.

SPD-Smart technology is a film-based light-control technology that allows users to instantly change nanoparticles inside the film to adjust the tint of glass or plastic from clear to dark or anything in between. This can be done automatically, at the touch of a button, or using building control systems, tablets or smart phones. SPD-Smart technology also blocks over 99% of harmful UV radiation and allows users to control the heat, light and glare entering vehicles, buildings, aircraft and boats, and protect light-sensitive documents and artwork.

Tens of thousands of Mercedes-Benz cars are currently on the road using SPD-SmartGlass technology, it has been selected as standard equipment on various aircraft and yachts, and used in various high-profile architectural applications around the world. It is also being used in museums such as the Smithsonian to protect priceless documents, artifacts and artwork.

Since Mr. Harary’s last presentation at Glasstec 2012, SPD-SmartGlass technology has become the best-selling smart window technology in the world. Perhaps a reflection of this is the recognition by Glasstec as one of the major glass trends is “innovative and smart glass for architecture, interiors and vehicles.” Mr. Harary’s presentation will cover use of SPD-SmartGlass for all of these applications.

Glasstec, which is held every two years, is the international trade fair and conference for glass production and products. It is the world‘s largest trade fair for the glass industry and is expected to include 1,175 exhibitors from 54 countries and attract over 42,000 glass industry professionals. The Engineered Transparency conference of Glasstec this year focuses on development and innovations in structural glazing. More information about Glasstec is available from the event website at www.glasstec-online.com.

About Research Frontiers Inc.

Research Frontiers is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, museums, aircraft and boats. For more information, please visit our website at www.SmartGlass.com, and on Facebook, Twitter, Linked-In and YouTube.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-Smart" and "SPD-SmartGlass" are trademarks of Research Frontiers Inc.

For inquiries, to arrange a presentation, or to visit the Research Frontiers Design Center, contact:

Steven S. Dweck
Chief Marketing Officer
Research Frontiers Inc.
+1-516-364-1902
info@SmartGlass.com